UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 06, 2025

iAnthus Capital Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	000-56228	98-1360810
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

214 King Street West Suite 400
Toronto, Ontario		M5H 3S6
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 518-9418

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 7, 2025, iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) announced the entry into an Asset Purchase Agreement, dated February 6, 2025 (the “Purchase Agreement”), by certain of iAnthus’ indirect wholly-owned subsidiaries, consisting of iAnthus Arizona, LLC, S8 Management, LLC, S8 Rental Services, LLC, Soothing Options, Inc., ABACA, Inc. (d/b/a Health for Life Cave Creek), and Health for Life, Inc. (d/b/a Health for Life Ellsworth (East)), on the one hand as the sellers (collectively, the “Sellers”), with Soothing Ponderosa, LLC, Abaca Ponderosa, LLC, H4L Ponderosa, LLC and Pitchfork Enterprises, LLC (the “Buyer Parent”), on the other hand as the buyers (collectively, the “Buyers”).

Pursuant to the terms of the Purchase Agreement, the Sellers have agreed to sell certain of the Sellers’ assets relating to the Sellers’ cannabis business in Arizona, including, without limitation, assets relating to two dispensaries, a processing facility and a cultivation/processing facility located in Mesa, Arizona, and one dispensary located in Phoenix, Arizona, along with receivables and other assets relating thereto (collectively, the “Purchased Assets”). The aggregate consideration payable by the Buyers for the Purchased Assets along with the sale by the Company of two related pieces of real property (the “Related Real Property”) is $36.5 million, in the aggregate (the “Purchase Price”), plus the assumption by the Buyers of certain of the Sellers’ liabilities relating to the Purchased Assets. Approximately $5 million of the Purchase Price is related to the Company’s sale of the Related Real Property, which disposition of the Related Real Property is not part of, nor covered by, the Purchase Agreement. The Purchase Price shall be payable in two installments, with a $20 million cash payment (the “Closing Cash”) due at the closing of the sale of the Purchased Assets and Related Real Property (the “Closing”), and the issuance to the Sellers at Closing of a promissory note in the principal amount of $16.5 million (the “Note”). The Closing Cash due at Closing shall be (i) reduced by an amount necessary to pay certain indebtedness, transaction expenses and sales tax estimates of the Sellers, and an indemnity escrow in the amount of approximately $1.5 million, and (ii) subject to a customary working capital and inventory adjustment based on closing estimates. The Note shall bear interest at 6% per annum, compounded annually, with principal and interest payments under the Note being amortized on a straight-line basis over the term thereof, and due on the first day of each successive calendar month commencing with April 2025 and ending with September 2030.

The Purchase Agreement contains customary representations and warranties from the Sellers for a transaction of this nature, including, without limitation, certain representations and warranties relating to the qualification and authority of the Sellers, financial information of the Sellers, undisclosed liabilities of the Sellers, absence of certain changes, events and conditions, material contracts, title to the Purchased Assets, legal proceedings and compliance with laws. The Purchase Agreement also contains certain covenants of the Sellers, including those regarding the operation of the Sellers’ business relating to the Purchased Assets (the “Business”) prior to Closing, the parties’ rights to access certain information and the Sellers’ agreement for a period of 18 months following the Closing to not induce or attempt to induce certain third parties having business relations with the Business to cease doing business with the Buyers or to hire certain employees or independent contractors of the Buyers or any former employee of the Sellers who become employees or independent contractors of the Buyers. The Buyers agreed to similar restrictive covenants in favor of the Sellers.

The Closing is subject to certain customary conditions, including, without limitation, no governmental authority enacting or issuing a governmental order that remains in effect and has the effect of prohibiting or making illegal the consummation of the transactions contemplated by the Purchase Agreement, the receipt of certain consents and authorizations, the accuracy of the representations and warranties of the Sellers and the Buyers, except to the extent that such inaccuracies would not have a Material Adverse Effect (as defined in the Purchase Agreement), and compliance in all material respects with all covenants, agreements and conditions under the Purchase Agreement. The Purchase Agreement also contains certain termination rights for each of the Sellers and the Buyer Parent (on behalf of the Buyers), subject to the conditions set forth in the Purchase Agreement, including, without limitation, if the Closing has not occurred by February 15, 2025.

Under the terms of the Purchase Agreement, the representations and warranties of the Sellers shall survive for a period of 18-months following the Closing, subject to extended survival for certain fundamental representations and warranties. The Sellers have agreed to indemnify the Buyers and other Buyer-related parties for certain losses arising from any inaccuracy in or breach of any of the Sellers’ representations and warranties, breaches of certain covenants, any assets and liabilities excluded from the sale of the Purchased Assets, the operation of the Arizona facilities prior to the Closing, certain excluded taxes, transaction expenses of the Sellers and any unpaid indebtedness of the Sellers. The Buyers have agreed to indemnify the Sellers and other Seller-related parties for certain losses arising from any inaccuracy in or breach of any of the Buyers’ representations and warranties, breaches of certain covenants, the operation of the Arizona facilities after the Closing, certain taxes relating to the Purchased Assets arising after the Closing and all of the liabilities assumed by the Buyers as part of the purchase of the Purchased Assets. Any indemnification arising out of a breach of the Sellers’ or Buyers’ representations and warranties, as applicable, is subject to a deductible of $0.2 million in the aggregate and a maximum amount payable by each such party for such claims for indemnification of $3.5 million in the aggregate. Subject to certain exceptions relating to taxes, which may be satisfied out of the tax indemnity escrow amount, any indemnifiable amounts owed by the Sellers to the Buyers shall be payable by wire transfer of immediately available funds within 5 business days after the Sellers are obligated to pay, with any amount not timely paid subject to a right of set-off by the Buyers against, and consequent reduction to, any amounts owed by the Buyers under the Note.

paid subject to a right of set-off by the Buyers against, and consequent reduction to, any amounts owed by the Buyers under the Note.

The foregoing description of the terms of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement.

Item 7.01 Regulation FD Disclosure.

On February 7, 2025, the Company issued a press release announcing the entry into the Purchase Agreement described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Company, whether made before, on or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated February 7, 2025

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IANTHUS CAPITAL HOLDINGS, INC.

Date:	February 12, 2025	By:	/s/ Richard Proud
Richard Proud Chief Executive Officer